                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               ---------------

                                   Form 8-K A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                      Date of Report:  September 27, 1996
                Date of Earliest Event Reported:  July 18, 1996

                               ---------------

                                 SERVICO, INC.

             (Exact name of registrant as specified in its charter)


      Florida                      1-11342                  65-0350241
  ---------------              ----------------      ---------------------------
  (State or other              (Commission File      (I.R.S. Identification No.)
  jurisdiction of                 Number)
  incorporation )



        1601 Belvedere Road,
        West Palm Beach, FL                                 33406
  ----------------------------------------                ----------
  (Address of principal executive offices)                (Zip Code)



                                 (561) 689-9970
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                SERVICO, INC.
                                    INDEX

                                                                                       Page No.
                                                                                       --------
Item 2.  Acquisition or Disposition of Assets                                              6

Item 7.  Financial Statements and Exhibits

         a.    Financial Statements of Businesses Acquired

                  Worcester Hospitality Associates, LP:                                    7

                     Report of Independent Certified Public Accountants                    8

                     Balance Sheet as of April 30, 1996                                    9

                     Statement of Operations for the Period from
                     Inception (May 4, 1995) to April 30, 1996                            10

                     Statement of Partners' Capital for the Period from
                     Inception (May 4, 1995) to April 30, 1996                            11

                     Statement of Cash Flows for the Period from Inception
                     (May 4, 1995) to April 30, 1996                                      12

                     Notes to Financial Statements                                        13

                     Unaudited Condensed Balance Sheets as of June 30, 1996
                     and April 30, 1996                                                   19

                     Unaudited Condensed Statements of Operations
                     for the Six Months Ended June 30, 1996 and for the
                     Period from Inception (May 4, 1995) to June 30, 1995                 20

                     Unaudited Condensed Statements of Cash Flows for the
                     Six Months Ended June 30, 1996 and for the Period
                     from Inception (May 4, 1995) to June 30, 1995                        21

                     Notes to Unaudited Condensed Financial Statements                    22

                                 SERVICO, INC.
                               INDEX (Continued)

                                                                     Page No.
                                                                     --------
Fort Wayne Hospitality Associates, LP:                                  23

  Report of Independent Certified Public Accountants                    24

  Balance Sheet as of August 31, 1995                                   25

  Statement of Operations for the Period from
  Inception (September 29, 1994) to August 31, 1995                     26

  Statement of Partners' Capital for the Period from Inception
  (September 29, 1994) to August 31, 1995                               27

  Statement of Cash Flows for the Period from Inception
  (September 29, 1994) to August 31, 1995                               28

  Notes to Financial Statements                                         30

  Unaudited Condensed Balance Sheets as of June 30, 1996
  and August 31, 1995                                                   34

  Unaudited Condensed Statements of Operations for the
  Six Months Ended June 30, 1996 and 1995                               35

  Unaudited Condensed Statements of Cash Flows for the
  Six Months Ended June 30, 1996 and 1995                               36

  Notes to Unaudited Condensed Financial Statements                     37

                                 SERVICO, INC.
                               INDEX (Continued)

                                                                     Page No.
                                                                     --------
Certain Seldin Affiliates:                                              38

  Report of Independent Certified Public Accountants                    39

  Combined Balance Sheet as of December 31, 1995                        40

  Combined Statement of Income for the Year Ended
  December 31, 1995                                                     41

  Combined Statement of Deficit for the Year Ended
  December 31, 1995                                                     42

  Combined Statement of Cash Flows for the Year
  Ended December 31, 1995                                               43

  Notes to Combined Financial Statements                                44

  Unaudited Condensed Combined Balance Sheets as of
  June 30, 1996 and December 31, 1995                                   49

  Unaudited Condensed Combined Statements of Income
  for the Six Months Ended June 30, 1996 and 1995                       50

  Unaudited Condensed Combined Statements of Cash Flows for the
  Six Months Ended June 30, 1996 and 1995                               51

  Notes to Unaudited Condensed Combined Financial Statements            52

                                 SERVICO, INC.
                               INDEX (Continued)


                                                                     Page No.
                                                                     --------
        b.      Pro Forma Financial Information

                   Introductory Note                                     53

                   Unaudited Pro Forma Condensed Consolidated
                   Balance Sheet as of June 30, 1996                     54

                   Unaudited Pro Forma Condensed Consolidated
                   Statements of Income for the Year Ended
                   December 31, 1995                                     55

                   Unaudited Pro Forma Condensed Consolidated
                   Statements of Income for the
                   Six Months Ended June 30, 1996                        56

                   Notes to Unaudited Pro Forma Condensed Consolidated
                   Financial Statements                                  57

        c.      Exhibits                                                 58

Signatures                                                               59

Item 2. Acquisition or Disposition of Assets



As previously reported on Form 8-K dated August 2, 1996, Servico, Inc. and Subsidiaries (the "Company"), through wholly-owned subsidiaries, acquired five hotels on July 18, 1996, from affiliates of Seldin Properties, a Nebraska general partnership. The hotels consist of: an 89 room Best Western Hotel, Council Bluffs, Iowa; a 161 room Best Western Hotel, Des Moines, Iowa; a 213 room Best Western Hotel, Omaha, Nebraska; a 168 room Sheraton Inn, Omaha, Nebraska; and a 152 room Holiday Inn, Wichita, Kansas. These hotels are included in the financial statements of Certain Seldin Affiliates in Item 7 of this Form 8-K A. The aggregate acquisition price for the properties was $23,300,000 and was funded by a $16,840,000 loan from GMAC Commercial Mortgage Corporation (secured by a first mortgage on each of the hotels) and cash of $6,460,000.

In addition, on June 16, 1996, the Company acquired a 141 room Best Western Hotel, Hilton Head Island, South Carolina from Ocean Walk Suites, L.P., a New Jersey limited partnership. The acquisition price was $7,100,000 and was funded by cash from the Company. On May 8, 1996, the Company acquired a 245 room Holiday Inn, Lansing, Michigan from Rado-Mat Holdings, U.S., Inc., a New York corporation. The property was purchased for $7,700,000 and was funded by a $5,687,000 loan from GMAC Commercial Mortgage Corporation (secured by a first mortgage on the hotel) and cash of $2,013,000.

As of April 26, 1996, the Company increased its ownership interests in partnerships which own a 208 room Holiday Inn, Fort Wayne, Indiana and a 243 room Crowne Plaza Hotel, Worcester, Massachusetts. These partnerships were formed by the Company and affiliates of Energy Management Corporation, a principal shareholder of the Company, in connection with the acquisition of the hotels prior to December 31, 1995. The Company previously had a 25% interest in the two partnerships. In connection with these transactions, the Energy Management affiliates received an aggregate distribution of $2,950,000 and the Company's interest in each of the partnerships increased to 51%.

On January 17, 1996, the Company acquired a 241 room Holiday Inn, Augusta, Georgia; a 193 room Hilton Inn, Sioux City, Iowa; and a 219 room Holiday Inn, Richfield, Ohio. The three hotels were acquired by Servico partnerships for an aggregate purchase price of $16,950,000 from the Heartland Hotel Group. The purchase price was funded by a $12,910,000 loan from GMAC Commercial Mortgage Corporation (secured by a first mortgage on each of the hotels) and cash of $4,040,000.

As a result of the July 1996 acquisition of the five hotels from affiliates of Seldin Properties, the aggregate impact of the previously consummated individually insignificant acquisitions since the date of the most recent audited balance sheet of the Company (December 31, 1995) exceeded 20% of the Company's total assets as of December 31, 1995. The audited financial statements of certain of the properties included in Item 7 of this Form 8-K A cover a substantial majority of the total acquisitions.

Item 7. Financial Statements and Exhibits
     (a)  Financial Statements of Businesses Acquired

                      Worcester Hospitality Associates, LP

                              Financial Statements

                      Period from Inception (May 4, 1995)
                               to April 30, 1996


                                  CONTENTS
Report of Independent Certified Public Accountants...................  8

Audited Financial Statements

Balance Sheet........................................................  9
Statement of Operations.............................................. 10
Statement of Partners' Capital....................................... 11
Statement of Cash Flows.............................................. 12
Notes to Financial Statements........................................ 13

               Report of Independent Certified Public Accountants


Partners
Worcester Hospitality
 Associates, LP

We have audited the accompanying balance sheet of Worcester Hospitality Associates, LP (the Partnership) as of April 30, 1996 and the related statements of operations, partners' capital and cash flows for the period from inception (May 4, 1995) to April 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of April 30, 1996 and the results of its operations and its cash flows for the period from inception (May 4, 1995) to April 30, 1996 in conformity with generally accepted accounting principles.


                                              Ernst & Young, LLP


West Palm Beach, Florida
July 25, 1996


                      Worcester Hospitality Associates, LP

                                 Balance Sheet

                                 April 30, 1996


ASSETS
Current assets:

   Cash........................................................   $    45,162
   Accounts receivable, net of allowance
    for doubtful accounts of $16,760...........................       250,823
   Inventories.................................................        43,934
   Other current assets........................................       413,193
                                                                  -----------
Total current assets...........................................       753,112

Property and equipment, net....................................    12,261,316
Deposits for replacement reserve...............................     1,488,007
Other assets, net..............................................       315,573
                                                                  -----------
                                                                  $14,818,008
                                                                  ===========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable............................................   $   445,938
   Accrued liabilities.........................................       501,457
   Due to related party........................................       130,857
   Current portion of long-term obligations....................        61,880
                                                                  -----------
Total current liabilities......................................     1,140,132

Long-term obligations, less current portion....................     7,796,941

Commitments and contingencies

Partners' capital..............................................     5,880,935
                                                                  -----------
                                                                  $14,818,008
                                                                  ===========



See accompanying notes.

                      Worcester Hospitality Associates, LP

                            Statement of Operations

                      Period from Inception (May 4, 1995)
                               to April 30, 1996

Revenues:
  Rooms......................................................  $ 3,401,008
  Food.......................................................    1,618,763
  Beverage...................................................      346,529
  Other......................................................      426,641
                                                               -----------
                                                                 5,792,941

Operating expenses:
  Direct:
   Rooms.....................................................    1,049,468
   Food......................................................    1,463,424
   Beverage..................................................      137,349
  General and administrative.................................      624,828
  Advertising and promotion..................................      268,499
  Repairs and maintenance....................................      318,777
  Utilities..................................................      368,835
  Depreciation and amortization..............................      575,202
  Management fees............................................      174,326
  Insurance and property taxes...............................      365,624
  Other......................................................      306,198
                                                                 ---------
                                                                 5,652,530
                                                                 ---------

Income from operations.......................................      140,411

Interest expense, net........................................     (680,275)
                                                               -----------
Net loss.....................................................  $  (539,864)
                                                               ===========



See accompanying notes.

                      Worcester Hospitality Associates, LP

                                  Statement of
                               Partners' Capital

                      Period from Inception (May 4, 1995)
                               to April 30, 1996


                                                                 TOTAL
                              GENERAL          LIMITED         PARTNERS'
                              PARTNER          PARTNERS         CAPITAL
                           ----------------------------------------------
Contributions............. $ 1,605,200       $ 4,815,599       $6,420,799
Net loss..................    (134,966)         (404,898)        (539,864)
                           ----------------------------------------------
Balance at April 30, 1996. $ 1,470,234       $ 4,410,701       $5,880,935
                           ==============================================


See accompanying notes.

                     Worcester  Hospitality Associates, LP

                            Statement of Cash Flows

                      Period from Inception (May 4, 1995)
                               to April 30, 1996



OPERATING ACTIVITIES:
Net loss...............................................................    $  (539,864)
Adjustments to reconcile net loss to net cash provided by
  operating activities net of effects of acquisition:
     Depreciation and amortization.....................................        575,202
     Provision for losses on receivables...............................          5,580
     Changes in operating assets and liabilities:
       Accounts receivable.............................................       (256,403)
       Inventories.....................................................         (2,025)
       Other assets....................................................       (543,344)
       Accounts payable................................................        445,938
       Accrued liabilities.............................................        501,457
                                                                           -----------
Net cash provided by operating activities..............................        186,541
                                                                           -----------
INVESTING ACTIVITIES:
Purchase of property and equipment.....................................     (1,811,905)
Capital expenditures...................................................     (3,386,522)
Net deposits for capital expenditures..................................     (1,488,007)
                                                                           -----------
Net cash used in investing activities..................................     (6,686,434)
                                                                           -----------
FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations........................        242,485
Principal payments of long-term obligations............................        (63,664)
Proceeds from issuance of obligations to related party.................        130,857
Payments of deferred loan costs........................................       (185,422)
Contributions..........................................................      6,420,799
                                                                           -----------
Net cash provided by financing activities..............................      6,545,055
                                                                           -----------

Increase in cash and cash balance at April 30, 1996....................    $    45,162
                                                                           ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for interest during the period from inception
     (May 4, 1995) to April 30, 1996...................................    $   601,023
                                                                           ===========



See accompanying notes.

                      Worcester Hospitality Associates, LP

                         Notes to Financial Statements

                                 April 30, 1996





1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements represent the accounts of Worcester Hospitality Associates, LP, a limited partnership, (the "Partnership"). The Partnership was formed on May 4, 1995, to purchase and operate a hotel located in Worcester, Massachusetts (the "Hotel"). The general partner, Servico Worcester, Inc., is a wholly-owned subsidiary of Servico, Inc., an owner/operator of hotels nationwide.

INVENTORIES

Inventories consist primarily of food and beverage, linens, china, tableware and glassware and are valued at the lower of cost (computed on the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property under capital leases is amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term.

DEFERRED COSTS

Deferred financing costs are stated at cost, net of accumulated amortization, which is computed using the straight-line method, over the term of the financing agreement. The straight-line method approximates the interest method.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and long-term obligations approximate their fair values.

                      Worcester Hospitality Associates, LP

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Concentration of credit risk associated with cash is considered low due to the credit quality of the issuers of the financial instruments held by the Partnership and due to their short duration to maturity. Accounts receivable are primarily from major credit card companies, airlines and other travel related entities. The Partnership performs ongoing evaluations of its significant customers and generally does not require collateral. The Partnership maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership operates as a limited partnership and, accordingly, its taxable income or loss is included in the income tax returns of the individual partners. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

ALLOCATIONS OF PROFITS AND LOSSES

In accordance with the partnership agreement, profits of the Partnership are allocated to the partners based on tiers which take into consideration prior allocations of losses and the respective partnership interests. Losses of the Partnership are allocated to the partners in accordance with the respective partnership interests.

                    Worcester Hospitality Associates, LP

2. OTHER CURRENT ASSETS

At April 30, 1996, other current assets consisted of the following:

Property tax escrow             $ 198,994
Replacement reserve               100,820
Prepaid real estate taxes          99,894
Other                              13,485
                                ---------
                                $ 413,193
                                =========


3. Property and Equipment

At April 30, 1996, property and equipment consisted of the following:

                                             USEFUL
                                             LIVES
                                            (YEARS)
                                            -------

Land                                            -        $    946,358
Buildings and improvements                     30           7,825,400
Furnishings and equipment                    3-10           3,080,120
                                                         ------------
                                                           11,851,878
Less accumulated depreciation and amortization               (575,202)
                                                         ------------
                                                           11,276,676
Construction in progress                                      984,640
                                                         ------------
                                                         $ 12,261,316
                                                         ============


On May 4, 1995, the Partnership purchased the Hotel for $9,430,277. The purchase was funded by the delivery of a $7,680,000 purchase money mortgage and note (see Note 5) and the payment of cash of $1,750,277. A replacement reserve of $3,500,000 was established in connection with the financing agreement. Of this amount, approximately $2,214,000 has been drawn as of April 30, 1996, to fund project costs. In addition, the mortgage holder requires the Partnership to deposit funds monthly equal to 4% of revenues.

                    Worcester Hospitality Associates, LP

4.      ACCRUED LIABILITIES

At April 30, 1996, accrued liabilities consisted of the following:

Salaries and related costs   $ 177,597
Property taxes                  96,500
Interest                        59,338
Advance deposits                50,411
Utilities                       46,186
Other                           71,425
                             ---------
                             $ 501,457
                             =========

5.      LONG-TERM OBLIGATIONS

At April 30, 1996, long-term obligations consisted of the following:

   First mortgage note payable with a variable interest rate of LIBOR plus
      3.5%, with monthly payments of interest only through
      July 1997.                                                              $ 7,680,000

   Obligations under capital leases payable in monthly installments
      through December 2001, net of interest imputed from 12% to 17.045%.         178,821
                                                                              -----------
                                                                                7,858,821
   Less current portion of long-term obligations                                  (61,880)
                                                                              -----------
                                                                              $ 7,796,941
                                                                              ===========


The first mortgage note payable is subject to a six month extension based upon the Hotel achieving certain operating results. The Partnership intends to extend or refinance this mortgage note.

Substantially all of the Partnership's property and equipment are pledged as collateral for long-term obligations.

                    Worcester Hospitality Associates, LP

Maturities of long-term obligations for each of the five years after April 30, 1996, are as follows:

                        1997    $    61,880
                        1998      7,733,595
                        1999         30,691
                        2000         18,743
                        2001         13,912
                                -----------
                                $ 7,858,821
                                ===========

6.      COMMITMENTS AND CONTINGENCIES

The Partnership has entered into a license agreement which requires annual payments for license fees, reservation services and advertising fees. Payments made in connection with this agreement totaled approximately $205,000 for the period from inception (May 4, 1995) to April 30, 1996.

The license agreement is subject to cancellation in the event of a default, including the failure to operate the Hotel in accordance with the quality standards and specifications of the licensor. The license agreement, which commenced in July 1995, has an original ten year term. The licensor may require the Partnership to upgrade its facility at any time to comply with the licensor's then current standards.

The Partnership also has annual maintenance agreements which resulted in expenses of approximately $51,000 for the period from inception (May 4, 1995) to April 30, 1996.

7.      RELATED PARTY TRANSACTIONS

The Partnership pays fees to a related party for management and accounting services in accordance with a management agreement. Management fees are based on 3% of total revenues while accounting fees are based on the number of rooms in the hotel. The aggregate fees for the period from inception (May 4, 1995) to April 30, 1996, were approximately $206,000.

Additionally, the Hotel participates in a master insurance policy with other affiliates of the general partner. This policy includes insurance coverages such as workers' compensation, property, liability and automobile. The insurance expense allocated to the Hotel for its proportionate share of the total premiums for the period from inception (May 4, 1995) to April 30, 1996, was approximately $168,000.

                      Worcester Hospitality Associates, LP

7.      RELATED PARTY TRANSACTIONS (CONTINUED)

Certain expenses of the Hotel (primarily payroll related) are paid by an affiliate of the general partner and are reimbursed by the Hotel. The net result of these transactions, based on the timing of the transactions, is shown by the Partnership as a due to or from related party. The balance in this non-interest bearing account as of April 30, 1996, was $130,857.

                     Worcester Hospitality Associates, LP

                           Condensed Balance Sheets

                                          June 30,       April 30,
                                            1996           1996
                                        ------------   ------------
                                        (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents.......  $     292,491   $     45,162
     Accounts receivable, net........        218,839        250,823
     Other current assets............        434,905        457,127
                                       -------------   ------------
Total current assets.................        946,235        753,112

Property and equipment, net..........     12,500,852     12,261,316
Other assets, net....................      1,048,882      1,803,580
                                       -------------   ------------
                                       $  14,495,969   $ 14,818,008
                                       =============   ============


LIABILITIES AND  PARTNERS' CAPITAL
Current liabilities:
     Accounts payable................  $     293,258   $    445,938
     Accrued liabilities.............        296,339        501,457
     Due to related party............         33,703        130,857
     Current portion of long-term
       obliigations..................         61,927         61,880
                                       -------------   ------------
Total current liabilities............        685,227      1,140,132

Long-term obligations,
       less current portion..........      7,822,035      7,796,941

Partners' capital....................      5,988,707      5,880,935
                                       -------------   ------------
                                       $  14,495,969   $ 14,818,008
                                       =============   ============





See accompanying notes to unaudited condensed financial statements.

                      Worcester Hospitality Associates, LP

                       Condensed Statements of Operations
                                  (Unaudited)

                                                                                       PERIOD FROM
                                                                  SIX MONTHS            INCEPTION
                                                                    ENDED            (MAY 4, 1995) TO
                                                                   JUNE 30,              JUNE 30,
                                                                    1996                   1995
                                                                  ----------         ----------------
Revenues:
  Rooms.....................................................      $1,970,518           $   542,069
  Food......................................................         885,022               294,679
  Beverage..................................................         201,926                41,282
  Other.....................................................         236,616                71,887
                                                                  ----------           -----------
                                                                   3,294,082               949,917

Operating expenses:
  Direct:
    Rooms...................................................         546,960               161,927
    Food....................................................         775,009               237,986
    Beverage................................................          82,170                18,431
  Other.....................................................       1,253,369               419,267
  Depreciation and amortization.............................         369,910                82,168
                                                                  ----------           -----------
                                                                   3,027,418               919,779
                                                                  ----------           -----------

Income from operations......................................         266,664                30,138
Interest expense, net.......................................        (420,991)              (60,518)
                                                                  ----------           -----------

Net loss                                                          $ (154,327)          $   (30,380)
                                                                  ==========           ==+========





See accompanying notes to unaudited condensed financial statements.

                      Worcester Hospitality Associates, LP

                       Condensed Statements of Cash Flows
                                  (Unaudited)


                                                                                                  PERIOD FROM
                                                                      SIX MONTHS                   INCEPTION
                                                                        ENDED                   (MAY 4, 1995) TO
                                                                       JUNE 30,                     JUNE 30,
                                                                        1996                          1995
                                                                     ------------               ----------------
OPERATING ACTIVITIES:
Net loss..........................................................   $  (154,327)                  $   (30,380)
Adjustments to reconcile net loss to net
  cash provided by (used in) operating activities:
    Depreciation and amortization.................................       369,910                        82,168
    (Recoveries on) provision for losses on receivables                  (13,421)                        2,830
    Changes in operating assets and liabilities:
       Accounts receivable........................................       101,521                      (194,554)
       Other assets...............................................        30,902                      (806,971)
       Accounts payable...........................................        80,280                       145,797
       Accrued liabilities........................................       (85,037)                      521,868
                                                                     -----------                   -----------
Net cash provided by (used in) operating activities...............       329,828                      (279,242)
                                                                     -----------                   -----------

INVESTING ACTIVITIES:
Purchase of property and equipment...............................              -                    (1,811,905)
Capital expenditures.............................................     (1,376,451)                      (80,471)
Net deposits for capital expenditures............................      1,084,028                    (3,500,000)
                                                                     -----------                   -----------
Net cash used in investing activities............................       (292,423)                   (5,392,376)
                                                                     -----------                   -----------

FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations..................         54,339                        99,149
Principal payments of long-term obligations......................        (45,591)                       (4,642)
Capital contributions by partners................................              -                     6,420,799
                                                                     -----------                   -----------
Net cash provided by financing activities........................          8,748                     6,515,306
                                                                     -----------                   -----------

Net increase in cash and cash equivalents........................         46,153                       843,688
Cash and cash equivalents at beginning of period.................        246,338                             -
                                                                     -----------                   -----------
Cash and cash equivalents at end of period.......................    $   292,491                   $   843,688
                                                                     ===========                   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest, net of amount capitalized..............    $   363,302                   $     3,433
                                                                     ===========                   ===========

See accompanying notes to unaudited condensed financial statements.

                     Worcester Hospitality Associates, LP

              Notes to Unaudited Condensed Financial Statements

   for the Six Months Ended June 30, 1996 and for the Period from Inception
                        (May 4, 1995) to June 30, 1995


1.      GENERAL

The accompanying unaudited condensed financial statements of Worcester Hospitality Associates, LP ("the Partnership") are prepared on the same basis as the audited financial statements of the Partnership for the period from inception (May 4, 1995) to April 30, 1996, incorporated in Item 7 of this Form 8-K A.

In the opinion of the Partnership, the unaudited condensed financial statements present fairly the financial position or the Partnership as of June 30, 1996, and the results of its operations for the six months ended June 30, 1996, and for the period from inception (May 4, 1995) to June 30, 1995.


2.      SEASONALITY

The demand for accommodations is affected by normally recurring seasonal patterns. The results of operations or cash flows for the six months ended June 30, 1996, are not necessarily indicative of the results of operations or cash flows which may be reported for the full fiscal year.

                     Fort Wayne Hospitality Associates, LP

                              Financial Statements

                   Period from Inception (September 29, 1994)
                               to August 31, 1995



                                    CONTENTS

Report of Independent Certified Public Accountants...........................................   24

Financial Statements

Balance Sheet................................................................................   25
Statement of Operations......................................................................   26
Statement of Partners' Capital...............................................................   27
Statement of Cash Flows......................................................................   28
Notes to Financial Statements................................................................   30

               Report of Independent Certified Public Accountants

Partners
Fort Wayne Hospitality
  Associates, LP

We have audited the accompanying balance sheet of Fort Wayne Hospitality Associates, LP (the Partnership) as of August 31, 1995 and the related statements of operations, partners' capital and cash flows for the period from inception (September 29, 1994) to August 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at August 31, 1995 and the results of its operations and its cash flows for the period from inception (September 29, 1994) to August 31, 1995 in conformity with generally accepted accounting principles.


                                                Ernst & Young, LLP


West Palm Beach, Florida
October 24, 1995

                     Fort Wayne Hospitality Associates, LP

                                 Balance Sheet

                                August 31, 1995


ASSETS
Current assets:
  Cash................................................................  $   292,738
  Trade accounts receivable, net of allowance
    for doubtful accounts of $5,623...................................       89,916
  Inventories.........................................................       53,972
  Other...............................................................        7,487
                                                                        -----------
Total current assets..................................................      444,113

Property and equipment, net...........................................    3,086,385
Other, net............................................................      123,426
                                                                         ----------
                                                                         $3,653,924
                                                                         ==========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable, trade.............................................   $  373,247
  Accrued liabilities.................................................      298,668
  Current portion of long-term obligations............................       77,549
                                                                         ----------
Total current liabilities.............................................      749,464

Due to Servico and its subsidiaries, net..............................       27,291
Long-term obligations, less current portion...........................      599,215


Commitments and contingencies

Partners' capital.....................................................    2,277,954
                                                                         ----------
                                                                         $3,653,924
                                                                         ==========


See accompanying notes.

                     Fort Wayne Hospitality Associates, LP

                            Statement of Operations

                   Period from Inception (September 29, 1994)
                               to August 31, 1995


Revenues:
  Rooms............................................................  $ 1,727,054
  Food.............................................................      544,458
  Beverage.........................................................      134,607
  Other............................................................      113,687
                                                                     -----------
                                                                       2,519,806

Operating expenses:
  Direct:
    Rooms..........................................................      604,750
    Food...........................................................      588,683
    Beverage.......................................................       74,120
  General and administrative.......................................      353,673
  Advertising and promotion........................................      157,637
  Repairs and maintenance..........................................      162,875
  Utilities........................................................      195,193
  Depreciation and amortization....................................      117,000
  Management fees..................................................       75,584
  Insurance and property taxes.....................................      179,486
  Other............................................................      111,407
                                                                     -----------
                                                                       2,620,408
                                                                     -----------

Loss from operations...............................................     (100,602)

Interest expense...................................................        9,995
                                                                     -----------
Net loss...........................................................  $  (110,597)
                                                                     ===========



See accompanying notes.

                    Fort Wayne Hospitality Associates, LP

                                 Statement of
                              Partners' Capital

                  Period from Inception (September 29, 1994)
                              to August 31, 1995


                                                                                        TOTAL
                                           GENERAL               LIMITED                PARTNERS'
                                           PARTNER               PARTNERS               CAPITAL
                                           --------------------------------------------------------
Contributions............................. $ 47,771              $ 2,340,780            $ 2,388,551
Net loss..................................   (2,212)                (108,385)              (110,597)
                                           --------------------------------------------------------

Balance at August 31, 1995................ $ 45,559              $ 2,232,395            $ 2,277,954
                                           ========================================================






See accompanying notes.

                     Fort Wayne Hospitality Associates, LP

                            Statement of Cash Flows

                   Period from Inception (September 29, 1994)
                               to August 31, 1995


OPERATING ACTIVITIES:
Net loss..............................................................  $  (110,597)
Adjustments to reconcile net loss to net cash provided
  by operating activities, net of effects of acquisition:
    Depreciation and amortization.....................................      117,000
    Provision  for losses on receivables..............................        6,331
    Changes in operating assets and liabilities:
      Trade accounts receivable.......................................      (90,931)
      Inventories.....................................................      (47,537)
      Other assets....................................................     (126,052)
      Accounts payable, trade.........................................      373,247
      Accrued liabilities.............................................      144,254
                                                                        -----------

Net cash provided by operating activities.............................      265,715
                                                                        -----------

INVESTING ACTIVITIES:

Acquisition of property and equipment.................................   (1,984,111)
Capital expenditures..................................................   (1,064,292)
                                                                        -----------

Net cash used in investing activities.................................   (3,048,403)
                                                                        -----------

FINANCING ACTIVITIES:

Proceeds from issuance of long-term obligations.......................      660,559
Principal payments of long-term obligations...........................         (975)
Due to Servico and its subsidiaries, net..............................       27,291
Contributions by partners.............................................    2,388,551
                                                                        -----------

Net cash provided by financing activities.............................    3,075,426
                                                                        -----------

Increase in cash and cash balance at August 31, 1995..................  $   292,738
                                                                        ===========

                     Fort Wayne Hospitality Associates, LP

                            Statement of Cash Flows

                   Period from Inception (September 29, 1994)
                         to August 31, 1995 (continued)


SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest during the period from inception
   (September 29, 1994) to August 31, 1995........................   $  9,995
                                                                     ========

   Non-cash capital lease obligation:
   Addition to property & equipment...............................   $ 17,180
                                                                     ========
   Addition to long-term obligations..............................   $ 17,180
                                                                     ========

See Note 3 for description of non-cash transaction.



See  accompanying notes.

                     Fort Wayne Hospitality Associates, LP

                         Notes to  Financial Statements

                                August 31, 1995




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements represent the accounts of Fort Wayne Hospitality Associates, LP, a limited partnership, (the "Partnership"). The Partnership was formed on September 29, 1994, to purchase and operate a hotel located in Fort Wayne, Indiana (the "Hotel"). One of the limited partners, Servico Ft. Wayne II, Inc., is a wholly-owned subsidiary of Servico, Inc., an owner/operator of hotels nationwide ("Servico").

INVENTORIES

Inventories consist primarily of food and beverage, linens, china, tableware and glassware and are valued at the lower of cost (computed on the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property under capital leases is amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, trade accounts receivable and long-term obligations approximate their fair values.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Partnership maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

                     Fort Wayne Hospitality Associates, LP

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Partnership operates as a limited partnership and, accordingly, its taxable income or loss is included in the income tax returns of the individual partners. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

ALLOCATIONS OF PROFITS AND LOSSES

In accordance with the partnership agreement, profits of the Partnership are allocated to the partners based on tiers which take into consideration prior allocations of losses and preferential returns. Subsequent to the consideration of these allocations, profits are allocated in accordance with the respective partnership interests. Losses of the Partnership are allocated to the partners in accordance with the respective partnership interests.

2.  CONCENTRATION OF CREDIT RISK

Trade accounts receivable are primarily from major credit card companies, airlines and other travel related companies. The Partnership performs ongoing evaluations of its significant customers and generally does not require collateral.

3.  PROPERTY AND EQUIPMENT

At August 31, 1995, property and equipment consisted of the following:


                                          USEFUL
                                          LIVES
                                         (YEARS)
                                         -------
Land                                          -             $    216,516
Buildings and improvements                   30                1,610,661
Furnishings and equipment                  3-10                  507,736
                                                            ------------
                                                               2,334,913
Less accumulated depreciation and amortization                  (117,000)
                                                            ------------
                                                               2,217,913
Construction-in-progress                                         868,472
                                                            ------------
                                                            $  3,086,385
                                                            ============

                     Fort Wayne Hospitality Associates, LP

On September 29, 1994, the Partnership purchased the Hotel for $1,984,111.   In
connection with the acquisition, the Partnership assumed liabilities in excess of other assets of approximately $138,000. The purchase price was primarily allocated to the hotel property that was acquired.

4. LONG-TERM OBLIGATIONS


At August 31, 1995, long-term obligations consisted of the following:
    First mortgage note payable under available line of credit of $1,500,000 with a fixed interest rate of 9.82%,  payable in installments of principal
      and interest through November 1997.                                           $   660,559

    Obligations under a capital lease payable in monthly installments
      through March 1, 2000, net of interest imputed at 12.001%                          16,205
                                                                                    -----------
                                                                                        676,764
    Less current portion of long-term obligations                                       (77,549)
                                                                                    -----------
                                                                                    $   599,215
                                                                                    ===========


Substantially all of the Partnership's property and equipment are pledged as collateral for long-term obligations.

Maturities of long-term obligations for each of the five years after August 31, 1995, are as follows:

                               1996          $   77,549
                               1997             102,872
                               1998             488,796
                               1999               3,647
                               2000               3,900
                                             ----------
                                             $  676,764
                                             ==========

                     Fort Wayne Hospitality Associates, LP

5.  COMMITMENTS AND CONTINGENCIES

The Partnership has entered into a license agreement which requires annual payments for license fees, reservation services and advertising fees. Payments made in connection with this agreement totaled approximately $170,000 for the period from inception (September 29, 1994) to August 31, 1995.

The license agreement is subject to cancellation in the event of a default, including the failure to operate the Hotel in accordance with the quality standards and specifications of the licensor. The license agreement, which commenced in October 1994, has an original ten year term. The licensor may require the Partnership to upgrade its facility at any time to comply with the licensor's then current standards.

The Partnership also has annual sign and maintenance agreements which resulted in expenses of approximately $23,000 for the period from inception (September 29, 1994) to August 31, 1995.

The Partnership is a party to legal proceedings arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon knowledge of facts and the advice of counsel, have a material adverse effect on the Partnership's financial condition or results of operations.

6.  RELATED PARTY TRANSACTIONS

The Partnership pays fees to a related party for management, accounting, and administrative services in accordance with a management agreement. Management fees are based on 3% of total revenues while accounting and administrative fees are based on the number of rooms in the Hotel. The aggregate fees for the period from inception (September 29, 1994) to August 31, 1995, were approximately $101,000.

Additionally, the Partnership's hotel is charged by a subsidiary of Servico for arranging various insurance coverages such as workers' compensation, group health, property, liability and automobile to the Hotel. The insurance expense charged for the period from inception (September 29, 1994) to August 31, 1995, was approximately $148,000.

The Partnership is part of a cash management system which includes other subsidiaries of Servico. Under the cash management system, certain expenses of the Hotel are paid by a subsidiary of Servico and are reimbursed by the Hotel on a weekly basis. The net result of these transactions is shown by the Partnership as a due to Servico and its subsidiaries. The balance in this non-interest bearing account as of August 31, 1995, was $27,291.

                     Fort Wayne Hospitality Associates, LP

                            Condensed Balance Sheets

                                                      JUNE 30,      AUGUST 31,
                                                        1996           1995
                                                      --------      ----------
                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash...........................................   $   55,740      $  292,738
  Accounts receivable, net.......................       85,347          89,916
  Other current assets...........................       83,878          61,459
                                                    ----------      ----------
Total current assets.............................      224,965         444,113

Property and equipment, net......................    4,676,179       3,086,385
Other assets, net................................      126,823         123,426
                                                    ----------      ----------
                                                    $5,027,967      $3,653,924
                                                    ==========      ==========

LIABILITIES AND  PARTNERS' CAPITAL
Current liabilities:
  Accounts payable...............................   $   81,324      $  373,247
  Accrued liabilities............................      317,665         298,668
  Current portion of long-term obligations.......      205,303          77,549
                                                    ----------      ----------
Total current liabilities........................      604,292         749,464

Due to Servico and its subsidiaries, net.........       64,200          27,291
Long-term obligations, less current portion......    1,853,454         599,215

Commitments and contingencies

Partners' capital................................    2,506,021       2,277,954
                                                    ----------      ----------
                                                    $5,027,967      $3,653,924
                                                    ==========      ==========

See accompanying notes to unaudited condensed financial statements.

                     Fort Wayne Hospitality Associates, LP

                       Condensed Statements of Operations
                                  (Unaudited)

                                                        SIX MONTHS ENDED
                                                  JUNE 30,            JUNE 30,
                                                   1996                1995
                                                  --------            --------
Revenues:
  Rooms.....................................    $1,038,368          $  970,757
  Food......................................       358,846             318,564
  Beverage..................................        60,175              69,629
  Other.....................................        67,197              68,573
                                                ----------          ----------
                                                 1,524,586           1,427,523

Operating expenses:
  Direct:
    Rooms...................................       340,843             330,182
    Food....................................       335,343             329,369
    Beverage................................        30,565              40,004
  Other.....................................       656,181             668,525
  Depreciation..............................       156,876              58,966
                                                ----------          ----------
                                                 1,519,808           1,427,046
                                                ----------          ----------

Income from operations......................         4,778                 477
Interest (expense) income, net..............      (102,907)              3,314
                                                ----------          ----------

Net (loss) income...........................    $  (98,129)         $    3,791
                                                ==========          ==========



See accompanying notes to unaudited condensed financial statements.

                     Fort Wayne Hospitality Associates, LP

                       Condensed Statements of Cash Flows
                                  (Unaudited)


                                                                             SIX MONTHS ENDED
                                                                        JUNE 30,           JUNE 30,
                                                                         1996               1995
                                                                        --------           --------
OPERATING ACTIVITIES:
Net (loss) income.................................................     $ (98,129)         $   3,791
Adjustments to reconcile net (loss) income to net
  cash (used in) provided by operating activities:
    Depreciation..................................................       156,876             58,966
    Provision for losses on receivables...........................         1,588              2,390
    Changes in operating assets and liabilities:
      Accounts receivable.........................................       (16,200)             1,114
      Other assets................................................        (4,273)            (4,968)
      Accounts payable............................................      (123,018)           (22,869)
      Accrued liabilities.........................................       (19,397)            51,895
                                                                       ---------          ---------
Net cash (used in) provided by operating activities...............      (102,553)            90,319
                                                                       ---------          ---------

INVESTING ACTIVITY:
Capital expenditures..............................................      (404,043)          (252,249)
                                                                       ---------          ---------
Net cash used in investing activity...............................      (404,043)          (252,249)
                                                                       ---------          ---------

FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations...................       553,012             17,180
Principal payments on long-term obligations.......................       (79,605)            (1,670)
                                                                       ---------          ---------
Net cash provided by financing activities.........................       473,407             15,510
                                                                       ---------          ---------

Net decrease in cash..............................................       (33,189)          (146,420)
Cash at beginning of period.......................................        88,929            398,931
                                                                       ---------          ---------
Cash at end of period.............................................     $  55,740          $ 252,511
                                                                       =========          =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest, net of amount capitalized...............     $  99,477          $   1,084
                                                                       =========          =========



See accompanying notes to unaudited condensed financial statements.

                    Fort Wayne Hospitality Associates, LP

              Notes to Unaudited Condensed Financial Statements

          for the Six Months Ended June 30, 1996 and June 30, 1995

1.      GENERAL

The accompanying unaudited condensed financial statements of Fort Wayne Hospitality Associates, LP (the "Partnership") were prepared from the books and records of the Partnership.

The accompanying unaudited condensed financial statements are prepared on the same basis as the audited financial statements of the Partnership for the period from inception (September 29, 1994) to August 31, 1995, incorporated in
Item 7 of this Form 8-K A.

In the opinion of the Partnership, the unaudited condensed financial statements present fairly the financial position of Fort Wayne Hospitality Associates, LP as of June 30, 1996, and the results of its operations for the six months ended June 30, 1996 and June 30, 1995.

2.      COMMITMENTS AND CONTINGENCIES

The Partnership is a party to legal proceedings arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon knowledge of facts and the advice of counsel, have a material adverse effect on the Partnership's financial condition or results of operations.


3.      SEASONALITY

The demand for accommodations is affected by normally recurring seasonal patterns. The results of operations or cash flows for the six months ended June 30, 1996, are not necessarily indicative of the results of operations or cash flows which may be reported for the full fiscal year.

                          Certain Seldin Affiliates

                        Combined Financial Statements

                    For the Year Ended December 31, 1995



                                  CONTENTS

Report of Independent Certified Public Accountants.......... 39

Combined Financial Statements

Combined Balance Sheet...................................... 40
Combined Statement of Income................................ 41
Combined Statement of Deficit............................... 42
Combined Statement of Cash Flows............................ 43
Notes to Combined Financial Statements...................... 44


             Report of Independent Certified Public Accountants

Board of Directors
Servico, Inc.

We have audited the accompanying combined balance sheet of Certain Seldin Affiliates (the Combined Group) as of December 31, 1995 and the related combined statements of income, deficit and cash flows for the year then ended. These financial statements are the responsibility of the Combined Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Certain Seldin Affiliates at December 31, 1995 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                Ernst & Young, LLP


West Palm Beach, Florida
August 16, 1996

                          Certain Seldin Affiliates

                           Combined Balance Sheet

                              December 31, 1995


ASSETS
Current assets:
   Cash....................................     $   183,214
   Accounts receivable, net of allowance
     for doubtful accounts of $15,008......         387,710
   Inventories.............................         379,731
   Other current assets....................          90,954
                                                -----------
Total current assets.......................       1,041,609

Property and equipment, net................       7,650,153
Other assets, net..........................          18,729
                                                -----------
                                                $ 8,710,491
                                                ===========

LIABILITIES AND COMBINED DEFICIT
Current liabilities:
   Accounts payable.........................    $    50,890
   Accrued liabilities......................        788,899
   Current portion of long-term obligations.      1,589,749
                                                -----------
Total current liabilities...................      2,429,538

Long-term obligations, less current portion       6,863,666

Commitments and contingencies

Combined deficit:
  Common Stock..............................        177,100
  Additional paid-in capital................      3,970,673
  Accumulated deficit.......................     (2,781,893)
  Partners' capital.........................      1,126,597
  Due from related party....................     (3,075,190)
                                                -----------
Total combined deficit......................       (582,713)
                                                -----------
                                                $ 8,710,491
                                                ===========


See accompanying notes.

                          Certain Seldin Affiliates

                        Combined Statement of Income

                    For the Year Ended December 31, 1995


Revenues:
 Rooms..........................    $10,200,794
 Food...........................      2,436,358
 Beverage.......................        471,040
 Other   .......................        396,017
                                    -----------
                                     13,504,209

Operating expenses:
  Direct:
    Rooms.......................      2,643,401
    Food .......................      2,190,784
    Beverage....................        264,443
  General and administrative....        971,458
  Advertising and promotion.....      1,126,102
  Repairs and maintenance.......        616,136
  Utilities.....................        808,039
  Depreciation..................      1,010,618
  Management fees...............        495,937
  Insurance and property taxes..        722,442
  Other.........................        477,880
                                    -----------
                                     11,327,240
                                    -----------

Income from operations..........      2,176,969

Interest expense................       (790,016)
                                    -----------
Net income......................    $ 1,386,953
                                    ===========

See accompanying notes.

                          Certain Seldin Affiliates

                        Combined Statement of Deficit



                          Balance at                                                          Balance at
                         December 31,         Net                                            December 31,
                             1994            Income       Contribution       Advances           1996
                        -------------    ----------       ------------     -----------      ------------
Common Stock:
        Shares.......          17,100             -               -                  -            17,100
        Amount.......   $     177,100    $        -       $       -        $         -      $    177,100

Additional
paid-in capital......       3,970,673             -               -                  -         3,970,673

Accumulated
deficit                    (3,137,836)      355,943               -                  -        (2,781,893)

Partners'
capital (deficit)....        (647,490)    1,031,010         743,077                  -         1,126,597

Due from
related party........        (538,435)            -               -         (2,536,755)       (3,075,190)
                        -------------    ----------       ---------        -----------      ------------
Total................   $    (175,988)   $1,386,953       $ 743,077        $(2,536,755)     $   (582,713)
                        =============    ==========       =========        ===========      ============


See accompanying notes.

                          Certain Seldin Affiliates

                           Statement of Cash  Flows

                     For the Year Ended December 31, 1995



OPERATING ACTIVITIES:
Net income.......................................       $1,386,953
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation.................................        1,010,618
    Provision for losses on receivables..........           14,875
    Changes in operating assets and liabilities:
      Accounts receivable........................          (52,863)
      Inventories................................            5,185
      Other assets...............................          (24,670)
      Accounts payable...........................           20,261
      Accrued liabilities........................           76,491
                                                        ----------
Net cash provided by operating activities                2,436,850
                                                        ----------
INVESTING ACTIVITY:
Capital expenditures.............................         (396,522)
                                                        ----------
Net cash used in investing activity..............         (396,522)
                                                        ----------
FINANCING ACTIVITIES:
Net advance payments to related party..........         (2,536,755)
Principal payments of long-term obligations......         (348,243)
Contributions....................................          743,077
                                                        ----------

Net cash used in financing activities..........         (2,141,921)
                                                        ----------
Net decrease in cash.............................         (101,593)
Cash at beginning of year........................          284,807
                                                        ----------
Cash at end of year..............................       $  183,214
                                                        ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
        Cash paid for interest...................       $  790,016
                                                        ==========

See accompanying notes.
                                      43

                          Certain Seldin Affiliates

                    Notes to Combined Financial Statements




1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF REPORTING

The financial statements represent the accounts of the entities described in
Note 3 (collectively the "Combined Group"). Each of the entities is a Subchapter S Corporation and operates a hotel. In addition, the property and equipment and associated mortgage debt of each hotel are carried on the books of an affiliated partnership. These accounts have been carved out of the affiliated partnership and included with the accounts of the Combined Group for the purpose of presenting the combined financial statements. Each of the five entities and the partnership are operated under common control by Seldin Company. These financial statements have been presented on a combined basis for the purpose of inclusion in a report on Form 8-K A to be filed by Servico, Inc. ("Servico").

INVENTORIES

Inventories consist primarily of food and beverage, linens, china, tableware and glassware and are valued at the lower of cost (computed on the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property under capital leases is amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Management periodically evaluates the Combined Group's property and equipment to determine if there has been any other-than-temporary impairment in the carrying value of the assets.


In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("Statement 121"), which requires impairment losses to be reported on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Combined Group adopted Statement 121 in 1995 and, based on current circumstances, the adoption did not have any effect on the Combined Group's financial position or results of operations.

                          Certain Seldin Affiliates

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of the Combined Group's costs approximates its reported carrying amount. The fair values of the Combined Group's long-term obligations are estimated using discounted cash flow analyses, based on the Combined Group's current incremental borrowing rate for similar types of borrowing arrangements. In the opinion of management, the carrying value of these instruments approximates their market value at December 31, 1995.

INCOME TAXES

The entities in the Combined Group operate as Subchapter S Corporations and, accordingly, the taxable income or loss of the Combined Group is included in the income tax returns of the individual shareholders. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      SALE OF PROPERTIES

Servico, through wholly-owned subsidiaries, acquired the five hotels on July 18, 1996. The acquisition price was $23,300,000.

                          Certain Seldin Affiliates

3.      ENTITIES IN COMBINED GROUP

The combined financial statements consist of the following entities, each operating a hotel. The location and franchise affiliation of each hotel is as follows:

                                                              Franchise
Entity                                  Location              Affiliation
- ------                                  --------              -----------
Northview Properties                    Omaha, NE             Best Western
Southwest Hotel Company                 Omaha, NE             Sheraton
Council Bluffs Downtown Center, Inc.    Council Bluffs, IA    Best Western
Capitol Properties                      Des Moines, IA        Best Western
Wichita Airport Hotel, Inc.             Wichita, KS           Holiday Inn


In addition, certain accounts relating to the property and equipment and related mortgage debt of an affiliated partnership, Seldin Properties, have also been included in the Combined Group.

4.      CONCENTRATION OF CREDIT RISK

Concentration of credit risk associated with cash is considered low due to the credit quality of the financial institutions holding the deposits. Accounts receivable are primarily from major credit card companies, airlines and other travel related entities. The Combined Group performs ongoing evaluations of its significant customers and generally does not require collateral. The Combined Group maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

5.      PROPERTY AND EQUIPMENT

At December 31, 1995, property and equipment consisted of the following:


                                    USEFUL
                                    LIVES
                                   (YEARS)
Land                                      -          $     713,744
Buildings and improvements            10-30             15,279,349
Furnishings and equipment              3-10              1,911,591
                                                      ------------
                                                        17,904,684
Less accumulated depreciation                          (10,254,531)
                                                      ------------
                                                      $  7,650,153
                                                      ============


                          Certain Seldin Affiliates

6.      ACCRUED LIABILITIES

At December 31, 1995, accrued liabilities consisted of the following:


                Salaries and related costs      $   99,489
                Real estate taxes                  231,445
                Sales and use taxes                 47,218
                Advance deposits                    12,362
                Other                              398,385
                                                ----------
                                                $  788,899
                                                ==========

7.      LONG-TERM OBLIGATIONS

The Combined Group has first mortgage notes payable with aggregate outstanding balances of $8,453,415 that bear interest at variable rates ranging from Prime (8.5% at December 31, 1995) plus 0% to 2% and fixed rates ranging from 8.5% to 10%. All notes require monthly payments of principal and interest and maturities of the obligations range from July 1, 1996 to December 1, 2012. On July 18, 1996, all obligations were repaid with proceeds from the sale of the hotel properties (see Note 2).

Substantially all of the Combined Group's property and equipment are pledged as collateral for long-term obligations. Certain of the first notes are subject to a prepayment penalty if repaid prior to their maturity.

Maturities of long-term obligations for each of the five years after December 31, 1995 and thereafter, are as follows:


                1996                   $1,589,749
                1997                      365,949
                1998                      353,482
                1999                      294,456
                2000                    1,037,523
                Thereafter              4,812,256
                                       ----------
                                       $8,453,415
                                       ==========

                          Certain Seldin Affiliates

8.      COMMITMENTS AND CONTINGENCIES

The Combined Group has entered into license agreements with various hotel chains which require annual payments for license fees, reservation services and advertising fees.

The Combined Group is a party to legal proceedings arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon knowledge of facts, have a material adverse effect on the Combined Groups' financial condition or results of operations.

9.      RELATED PARTY TRANSACTIONS

The Combined Group pays fees to an uncombined affiliate of Seldin Properties
for management services.   Management fees are based on 3.6% of total revenues.

Certain of the Combined Group's hotels are part of a cash management system which includes other affiliates of Seldin Properties. Under the cash management system, the hotels remit total receipts from operations to an affiliate of Seldin Properties and all expenses of the hotels are paid by this affiliate. The net result of these transactions is shown by the Combined Group as a due from related party.

Additionally, an affiliate which owns the hotel property and equipment, charges rent to each of the hotels in the Combined Group. The rent and all other significant related party transactions have been eliminated in the combined financial statements.

                          Certain Seldin Affiliates

                      Condensed Combined Balance Sheets

                                                  JUNE 30,    DECEMBER 31,
                                                    1996           1995
                                                -----------   -----------
                                                (Unaudited)
ASSETS
Current assets:
   Cash......................................   $  262,167    $   183,214
   Accounts receivable, net..................      523,634        387,710
   Inventories...............................      378,258        379,731
   Other current assets......................      101,726         90,954
                                                ----------    -----------
Total current assets.........................    1,265,785      1,041,609

Property and equipment, net..................    7,228,752      7,650,153
Other assets, net............................       32,667         18,729
                                                ----------    -----------
                                                $8,527,204      8,710,491
                                                ==========    ===========

LIABILITIES AND  COMBINED DEFICIT
Current liabilities:
  Accounts payable...........................   $   32,435    $    50,890
  Accrued liabilities........................    1,008,052        788,899
  Current portion of long-term obligations...    1,607,223      1,589,749
                                                ----------    -----------
Total current liabilities....................    2,647,710      2,429,538

Long-term obligations, less current portion..    6,703,646      6,863,666

COMMITMENTS AND CONTINGENCIES

Combined deficit:
  Common Stock...............................      177,100        177,100
  Additional paid-in capital.................    3,970,673      3,970,673
  Accumulated deficit........................   (2,161,334)    (2,781,893)
  Partners' capital..........................    1,667,234      1,126,597
  Due from related party.....................   (4,477,825)    (3,075,190)
                                                ----------    -----------
Total combined deficit.......................     (824,152)      (582,713)
                                                ----------    -----------
                                                $8,527,204    $ 8,710,491
                                                ==========    ===========



See accompanying notes to unaudited condensed combined financial statements.

                         Certain Seldin Affiliates

                 Condensed Combined Statements of Income

                              (Unaudited)


                                                       SIX MONTHS ENDED
                                                    JUNE 30,       JUNE 30,
                                                      1996           1995
                                                      ----           ----
Revenues:
        Rooms..................................   $5,049,260      $4,908,487
        Food...................................    1,170,490       1,154,906
        Beverage...............................      194,799         198,084
        Other..................................      214,677         234,884
                                                  ----------      ----------
                                                   6,629,226       6,496,361

Operating expenses:
        Direct:
          Rooms................................    1,455,892       1,434,376
          Food.................................    1,058,376       1,086,697
          Beverage.............................      132,470         124,848
        Other..................................    2,361,736       2,374,639
        Depreciation...........................      618,363         496,469
                                                  ----------      ----------
                                                   5,626,837       5,517,029
                                                  ----------      ----------
Income from operations.........................    1,002,389         979,332

Interest expense...............................     (381,830)       (553,028)
                                                  ----------      ----------

Net income.....................................   $  620,559      $  426,304
                                                  ==========      ==========



See accompanying notes to unaudited condensed combined financial statements.

                          Certain Seldin Affiliates

                 Condensed Combined Statements of Cash Flows
                                 (Unaudited)

                                                              SIX MONTHS ENDED
                                                            JUNE 30,    JUNE 30,
                                                             1996         1995
                                                            ------       ------
OPERATING ACTIVITIES:
Net income............................................  $   620,559   $  426,773
Adjustments to reconcile net income to net cash.......
provided by operating activities:
Depreciation..........................................      618,363      496,469
(Recoveries on) provision for losses on receivables...         (601)       4,448
Changes in operating assets and liabilities:
Accounts receivable...................................     (135,323)    (290,416)
Inventories...........................................        1,473       (1,483)
Other assets..........................................      (24,710)    (129,165)
Accounts payable......................................      (18,455)     (10,900)
Accrued liabilities...................................      219,153      260,497
                                                        -----------   ----------
Net cash provided by operating activities.............    1,280,459      756,223
                                                        -----------   ----------

INVESTING ACTIVITY:
Capital expenditures..................................     (196,962)    (344,322)
                                                        -----------   ----------
Net cash used in investing activity...................     (196,962)    (344,322)
                                                        -----------   ----------

FINANCING ACTIVITIES:
Principal payments on long-term obligations...........     (142,546)     (41,955)
Net advance payments to related parties...............   (1,402,635)    (543,725)
Contributions.........................................      540,637      135,462
                                                        -----------   ----------

Net cash used in financing activities.................   (1,004,544)    (450,218)
                                                        -----------   ----------
Net increase (decrease) in cash.......................       78,953      (38,317)

Cash at beginning of period...........................      183,214      284,807
                                                        -----------   ----------

Cash at end of period.................................  $   262,167   $  246,490
                                                        ===========   ==========

Supplemental cash flow information:
        Cash paid for interest........................  $   381,830   $  553,028
                                                        ===========   ==========

See accompanying notes to unaudited condensed combined financial statements.

                        Certain Seldin Affiliates

         Notes to Unaudited Condensed Combined Financial Statements

          for the Six Months Ended June 30, 1996 and June 30, 1995

1.      GENERAL

The accompanying unaudited condensed combined financial statements include the combined balance sheets and operations of the Combined Group as derived from unaudited financial information provided by the former owners.

In the opinion of Servico, Inc. (the "Company"), the accompanying unaudited condensed combined financial statements are prepared on the same basis as the audited combined financial statements of the Combined Group for the year ended December 31, 1995, incorporated in Item 7 of this Form 8-K A.

In the opinion of the Company, the unaudited condensed combined financial statements present fairly the financial position of the Combined Group as of June 30, 1996, and the results of its operations for the six months ended June 30, 1996 and June 30, 1995.

2.

The Combined Group is a party to legal proceedings arising in the ordinary course of its business, the impact of which would not, either individually or in the aggregate, in management's opinion, based upon knowledge of facts, have a material adverse effect on the Combined Groups' financial condition or results of operations.

3.      SEASONALITY

The demand for accommodations is affected by normally recurring seasonal patterns. The results of operations or cash flows for the six months ended June 30, 1996, are not necessarily indicative of the results of operations or cash flows which may be reported for the full fiscal year.

Item 7. Financial Statements and Exhibits
    (b)  Pro Forma Financial Information

INTRODUCTORY NOTE

The following unaudited pro forma condensed consolidated financial statements include historical information of Servico, Inc. and Subsidiaries ("Servico"). The balance sheet as of June 30, 1996, and the statement of income for the six months ended June 30, 1996, were derived from Servico's Form 10-Q for the period ended June 30, 1996. The statement of income for the year ended December 31, 1995, was derived from Servico's Form 10-K for the period ended December 31, 1995.

For the purpose of preparing the pro forma financial statements, the financial statements of Worcester Hospitality Associates, LP; Fort Wayne Hospitality Associates, LP; and Certain Seldin Affiliates have been combined and are collectively referred to as the "Combined Audited Acquired Businesses". The unaudited financial statements of the Best Western Hotel, Hilton Head Island, South Carolina; the Holiday Inn, Lansing, Michigan; the Holiday Inn, Augusta, Georgia; the Hilton Inn, Sioux City, Iowa; and the Holiday Inn, Richfield, Ohio have been combined and are collectively referred to as the "Combined Unaudited Acquired Businesses". All of the above entities are collectively referred to as the "Acquired Businesses". The historical statements of income of the Acquired Businesses have been adjusted by Servico to reflect periods comparable to those of Servico and do not necessarily conform to the audited periods of the entities included in the combinations.

Certain of the entities included in the Acquired Businesses were acquired by Servico prior to June 30, 1996, and are included in the historical consolidated balance sheet of Servico at June 30, 1996, and the historical consolidated statement of income for the six months ended June 30, 1996. Accordingly, the pro forma financial information for such entities includes only that information which is not reflected in the historical financial information.

The following tables set forth certain unaudited pro forma condensed consolidated financial information for Servico, after giving effect to the acquisitions of the Acquired Businesses, as discussed above, as if such acquisitions had been consummated, with respect to the statements of income, as of January 1, 1995, and with respect to the balance sheet, as of June 30, 1996. The following tables are not necessarily indicative of the consolidated results of income and financial position of Servico, as they may be in the future or as they might have been had the acquisitions been consummated on the respective dates assumed.

The unaudited pro forma condensed consolidated financial information reflects various estimates and, accordingly, is subject to change based on actual results of the Acquired Businesses. Historical financial information prior to acquisition relating to the Acquired Businesses contained in the accompanying unaudited pro forma financial information has been obtained from the respective sellers of the properties.

This information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Servico contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and its Quarterly Report on Form 10-Q for the period ended June 30, 1996.

                        Servico, Inc. and Subsidiaries

           Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                June 30, 1996
                                (In Thousands)



                                                        Historical
                                   Historical           Certain
                                   Servico, Inc. and    Seldin             Pro Forma          Pro Forma
                                   Subsidiaries         Affiliates (a)     Adjustments (b)    Consolidated
                                   -----------------    -------------      --------------     ------------
ASSETS
Current assets:
 Cash and cash equivalents           $   32,939         $    262               $(10,489)     $   22,712
Accounts receivable, net                  9,272              524                   (465)          9,331
 Other current assets                    10,628              480                   (325)         10,783
                                     ----------         --------               --------      ----------
Total current assets                     52,839            1,266                (11,279)         42,826

Property and equipment, net             329,007            7,229                 16,257         352,493
Investment in unconsolidated entities       916                -                      -             916
Other assets, net                        34,386               32                  3,353          37,771
                                     ----------         --------               --------      ----------
                                     $  417,148         $  8,527               $  8,331      $  434,006
                                     ==========         ========               ========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable             $    6,156         $     32               $    (32)     $    6,156
        Accrued liabilities              24,494            1,008                   (990)         24,512
        Current portion of
          long-term obligations           7,059            1,607                 (1,445)          7,221
                                     ----------         --------               --------      ----------
Total current liabilities                37,709            2,647                 (2,467)         37,889

Long-term obligations,
        less current portion            282,076            6,704                  9,974         298,754
Deferred income taxes                     8,562                -                      -           8,562

Commitments and contingencies

Minority interests                       18,735                -                      -          18,735

Stockholders' equity:
        Common Stock                         93                -                      -              93
        Additional paid-in capital       53,381                -                      -          53,381
        Retained earnings                16,592             (824)                   824          16,592
                                     ----------         --------               --------      ----------
Total stockholders' equity               70,066             (824)                   824          70,066
                                     ----------         --------               --------      ----------
                                     $  417,148         $  8,527               $  8,331      $  434,006
                                     ==========         ========               ========      ==========

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                        Servico, Inc. and Subsidiaries

       Unaudited  Pro Forma Condensed Consolidated Statements of Income

                     For the Year Ended December 31, 1995
                    (In Thousands, Except Per Share Data)


                                                           Pro Forma Adjustments
                                                    -----------------------------------------
                                    Historical      Combined         Combined       Pro Forma
                                    Servico, Inc.   Audited          Unaudited      Adjustments
                                    and             Acquired         Acquired       Acquired          Pro Forma
                                    Subsidiaries    Businesses(c)    Businesses(c)  Businesses        Consolidated
                                      --------       --------        --------       -------              --------
Revenues:
        Rooms                       $  113,902      $  15,801       $  11,945       $     -            $  141,648
        Food and beverage               53,499          5,924           3,737             -                63,160
        Other                           11,079            901             678             -                12,658
                                      --------       --------        --------       -------              --------
                                       178,480         22,626          16,360             -               217,466
Operating expenses:
        Direct:
                Rooms                   32,140          4,446           3,126             -                39,712
                Food and beverage       41,474          4,951           2,720             -                49,145
        General and administrative       8,977              -               -             -                 8,977
        Other                           59,727          9,327           6,446          (620)(d)            74,880
        Depreciation and amortization   12,370          1,512               -         2,107 (e)            15,989

                                      --------       --------        --------       -------              --------
                                       154,688         20,236          12,292         1,487               188,703
                                      --------       --------        --------       -------              --------

Income from operations                  23,792          2,390           4,068        (1,487)               28,763

Other  income (expenses):
        Other income                     1,197            123            (122)           -                  1,198
        Interest expense               (17,903)        (1,362)           (295)       (2,697)(f)           (22,257)
        Minority interests                (572)             -               -           441 (g)              (131)
                                      --------       --------        --------       -------              --------

Income before income taxes               6,514          1,151           3,651        (3,743)                7,573
Provision for income taxes               2,605              -               -           424 (h)             3,029
                                      --------       --------        --------       -------              --------
Net income                            $  3,909       $  1,151        $  3,651       $(4,167)             $  4,544
                                      ========       ========        ========       =======              ========

Per share information:
        Net income                        $.42                                                               $.49
                                          ====                                                               ====
Weighted average common shares
        outstanding                      9,317                                                              9,317
                                         =====                                                              =====


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                        Servico, Inc. and Subsidiaries

       Unaudited  Pro Forma Condensed Consolidated Statements of Income

                        Six Months Ended June 30, 1996
                    (In Thousands, Except Per Share Data)


                                                                 Pro Forma Adjustments
                                                         --------------------------------------------
                                         Historical      Combined         Combined         Pro Forma
                                         Servico, Inc.   Audited          Unaudited        Adjustments
                                         and             Acquired         Acquired         Acquired          Pro Forma
                                         Subsidiaries    Businesses(i)    Businesses(i)    Businesses        Consolidated
                                         ---------         ------            ------        -------            --------

Revenues:
        Rooms                            $  76,298       $  6,842          $  1,519        $     -            $ 84,659
        Food and beverage                   32,737          2,276               292              -              35,305
        Other                                6,864            412                45           (107)(j)           7,214
                                         ---------         ------            ------        -------            --------
                                           115,899          9,530             1,856           (107)            127,178
Operating expenses:
        Direct:
                Rooms                       20,402          2,016               496              -              22,914
                Food and beverage           24,992          1,954               187              -              27,133
        General and administrative           4,876              -                 -              -               4,876
        Other                               37,638          3,620               777           (422)(k)          41,613
        Depreciation and amortization        8,480            959                -             193  (l)          9,632
                                         ---------         ------            ------        -------            --------
                                            96,388          8,549             1,460           (229)            106,168
                                         ---------         ------            ------        -------            --------

Income from operations                      19,511            981               396            122              21,010

Other income (expenses):
        Other income, net                    4,378             24               (50)             -               4,352
        Interest expense                   (13,155)          (742)             (136)          (620)(m)         (14,653)
        Minority interests                  (1,591)             -                 -            198 (n)          (1,393)
                                         ---------         ------            ------        -------            --------
Income before income taxes and
        extraordinary item                   9,143            263               210           (300)              9,316
Provision for income taxes                   3,657              -                 -             69 (o)           3,726
                                         ---------         ------            ------        -------            --------
Income before extraordinary item         $   5,486         $  263            $  210        $  (369)           $  5,590
                                         =========         ======            ======        =======            ========
Per share information:
        Income before extraordinary item      $.57                                                               $.58
                                              ====                                                               ====
Weighted average common shares
        outstanding                          9,668                                                              9,668
                                             =====                                                              =====






See accompanying notes to unaudited pro forma condensed consolidated financial information.

Servico, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements



The following pro forma adjustments have been made to the balance sheet (entries a and b) as if the transaction took place on June 30, 1996, and to the statements of income for the year ended December 31, 1995, (entries c-h) and the six months ended June 30, 1996, (entries i-o) as if the transactions had taken place on January 1, 1995.

        a) To record the balance sheet of Certain Seldin Affiliates as derived from its unaudited balance sheet as of June 30, 1996, contained in Item 7 of this Form 8-K/A.

        b) To eliminate the assets, liabilities and deficit of Certain Seldin Affiliates not acquired by Servico and to record the purchase of the five hotels.

        c) To record the statements of income of the Acquired Businesses as derived from the books and records of the respective sellers for the year ended December 31, 1995.

        d) To eliminate the management fee expense of $568,000 paid by the Acquired Businesses to unrelated third parties and to reverse Servico's equity in the loss of unconsolidated entities of $52,000 relating to two of the Acquired Businesses.

        e) To adjust depreciation and amortization expense of the Acquired Businesses for the year ended December 31, 1995, to reflect the new cost basis.

        f) To adjust interest expense of $2,415,000 and amortize loan costs of $282,000 for the Acquired Businesses for the year ended December 31, 1995, which reflects the debt associated with the acquisitions.

        g) To record minority interest for the Acquired Businesses which were acquired in partnership with third parties.

        h) To adjust the provision for income taxes relating to the above pro forma entries for the year ended December 31, 1995.

        i) To record the statements of income of the Acquired Businesses prior to acquisition, as derived from the books and records of the respective sellers for the six months ended June 30, 1996.

                        Servico, Inc. and Subsidiaries

   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


                                 (Continued)


        j) To eliminate management and accounting fee income for the six months ended June 30, 1996, relating to two of the Acquired Businesses which were accounted for on an equity method prior to the acquisitions.

        k) To eliminate the management fee expense of $332,000 paid by the Acquired Businesses and to reverse Servico's equity in the loss of unconsolidated entities of $90,000 relating to two of the Acquired Businesses.

        l) To adjust depreciation and amortization expense of the Acquired Businesses for the year ended June 30, 1996, to reflect the new cost basis.

        m) To adjust interest expense of $571,000 and amortize loan costs of $49,000 for the Acquired Businesses for the six months ended June 30, 1996, which reflects the debt associated with the acquisitions.

        n) To record minority interest for the Acquired Businesses which were acquired in partnership with third parties.

        o) To adjust the provision for income taxes relating to the above pro forma entries for the six months ended June 30, 1996.





Item 7.  Financial Statements and Exhibits
       (c)  Exhibits

       (1) 10.1 Purchase Agreement dated as of May 1, 1996, and 10.2 Amendment to Purchase Agreement dated June 18, 1996, were filed as part of the Company's Form 8-K filed with the Securities and Exchange Commission on August 2, 1996.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SERVICO, INC.
                                                Registrant


DATE:  September 27, 1996                       /s/David Buddemeyer
                                                --------------------------------
                                                David Buddemeyer
                                                President and
                                                Chief Executive Officer



DATE:  September 27, 1996                       /s/Warren M. Knight
                                                --------------------------------
                                                Warren M. Knight
                                                Vice President-Finance and
                                                Chief Financial Officer